Exhibit 1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

                           CASE NO.: 96-20153-BKC-RBR

                              Chapter 11 Proceeding

In re:

PEACHES ENTERTAINMENT CORP.,
d/b/a PEACHES,

                           Debtor.
                                                 /
-------------------------------------------------

                     DEBTOR'S AMENDED PLAN OF REORGANIZATION
                        (Amended as of October 23, 1996)



                                             SCHANTZ, SCHATZMAN & AARONSON, P.A.
                                                            Attorneys for Debtor
                                        Suite 1050, First Union Financial Center
                                                    200 South Biscayne Boulevard
                                                       Miami, Florida 33131-2394
                                                                  (305) 371-3100

                                                        ALAN J. PERLMAN, Esquire
                                                        Florida Bar No.: 0826006

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                                TABLE OF CONTENTS

                                                                       PAGE NO.:

INTRODUCTION ..............................................................    1

ARTICLE I.

         DEFINITIONS ......................................................    1

ARTICLE II.

 CLASSIFICATION OF CLAIMS AND INTERESTS ...................................    6

          1. Group 1: .....................................................    6
          2. Group 2: .....................................................    6
          3. Class 1: .....................................................    6
          4. Class 2: .....................................................    6
          5. Class 3: .....................................................    6
          6. Class 4: .....................................................    6
          7. Class 5: .....................................................    6
          8. Class 6: .....................................................    6
          9. Class 7: .....................................................    6
          10.Class 8: .....................................................    6

ARTICLE III.

  DESIGNATION AND TREATMENT OF ALL UNIMPAIRED CLAIMS,
  INTERESTS AND CLASSES WHOSE VOTES ARE NOT REQUIRED ......................    7

  Group 1. Allowed Administrative Expenses ................................    7
  Group 2. Priority Tax Claims under Section 507(a)(8) ....................    7
  Class 7: Allowed Non-Priority Unsecured and Convenience Claims ..........    7
  Class 8. Equity Security Interests ......................................    8

ARTICLE IV.
   TREATMENT OF IMPAIRED CLAIMS

   AND CLASSES WHOSE VOTES ARE REQUIRED ...................................   8

   Class 1: Allowed Secured Claim of Barnett Bank .........................    8
   Class 2: Allowed Claims of Capital Bank ................................    9
   Class 3: Allowed Claims of the Majors ..................................    9
   Class 4: Allowed Claim of Alliance .....................................   11
   Class 5: Allowed Claim of Jackowitz ....................................   12
   Class 6: Allowed Claims Regarding Leases ...............................   12


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                                TABLE OF CONTENTS

                                                                       PAGE NO.:

ARTICLE V.

         TAXES ............................................................   13

ARTICLE VI.

         EFFECTUATION AND IMPLEMENTATION OF PLAN ..........................   13

ARTICLE VII.

         OBJECTIONS TO CLAIMS AND AVOIDANCE ACTIONS .......................   15

ARTICLE VIII.

         EXECUTORY CONTRACTS AND LEASES ...................................   15

ARTICLE IX.

         ADMINISTRATION OF PLAN AND POST-CONFIRMATION MANAGEMENT ..........   16

ARTICLE X.

         TRANSMITTAL OF DISTRIBUTIONS .....................................   16

ARTICLE XI.

         CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN .................   17

ARTICLE XII.

         PROVISIONS TO INVOKE CRAM-DOWN PROCEEDINGS IF NECESSARY ..........   17

ARTICLE XIII.

         DISCHARGE ........................................................   17

ARTICLE XIV.

         AMENDMENT AND MODIFICATION .......................................   18

ARTICLE XV.

         REVOCATION .......................................................   18

ARTICLE XVI.

         VESTING OF PROPERTY IN REORGANIZED DEBTOR ........................   18

ARTICLE XVII.

         MISCELLANEOUS PROVISIONS .........................................   18



                                     - ii -

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                                TABLE OF CONTENTS

                                                                       PAGE NO.:

         A. Substantial Consummation of Plan ..............................   18
         B. Governing Law .................................................   19
         C. Headings ......................................................   19
         D. Successors and Assigns ........................................   19
         E. Notices .......................................................   19

ARTICLE XVIII.

         RETENTION OF JURISDICTION ........................................   20

ARTICLE XIX.

         SEVERABILITY .....................................................   21

ARTICLE XX.

         ENTIRE PLAN ......................................................   21

ARTICLE XXI.

         CONCLUSION .......................................................   21


                                     - iii -

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                                  INTRODUCTION

     PEACHES ENTERTAINMENT CORP., d/b/a PEACHES (the "Company", "Debtor" or "PEACHES"), hereby proposes the following Plan of Reorganization (the "Plan") with its creditors under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss. 101, et. seq.:

                                   ARTICLE I.

                                   DEFINITIONS

     When used herein, the words set forth below shall have the following meanings:

     "Administrative   Claimant"   means   any   person   who  has  a   priority
administrative claim under Section 503(b) of the Bankruptcy Code.

     "Alliance" means Alliance Entertainment Corp., an unsecured Claimant.

     "Administrative Expenses" means all allowed administrative expenses having priority under Section 503(b) of the Bankruptcy Code. This Class includes those fees payable pursuant to 28 U.S.C. ss. 1930 and outstanding Court costs.

     "Allowed Claim" means a Claim

          (I) which has been scheduled by Debtor and is not scheduled as disputed, contingent or unliquidated and as to which no Proof of Claim has been filed;

          (ii) which is the subject of a timely filed Proof of Claim unless it is the subject of an objection, in which case the claim shall be allowed only pursuant to Court order; or

          (iii) which is the subject of an agreed order or order approving a settlement arising in any context, so long as such claim is designated in the order or settlement as an allowed claim.

     "Allowed Claim Notes" means term notes to be issued by the Debtor to the "Majors" evidencing the balance due on the original principal amount of their Allowed Claims, less the Initial Payment, calculated as of the Effective Date.

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     "Allowed  Secured  Claim" means that  portion of an Allowed  Claim which is subject to a perfected security interest or mortgage in and upon the property of the Debtor to the extent of the value of such creditor's interest in the Debtor's property, in accordance with ss. 506 of the Code.

     "Allowed Unsecured Claim" means any Allowed Claim which is not an Allowed Administrative Expense, Priority Tax Claim Under Section 507(a)(8), or an Allowed Secured Claim or Equity Claim.

     "Barnett Bank" means Barnett Bank of South Florida, N.A.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, 11 U.S.C. ss. 101, et. seq.

     "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Florida.

     "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, governing procedure in cases under Title 11 of the United States Code.

     "Chapter 11 Case" means this reorganization proceedings instituted by the Debtor in the Bankruptcy Court by the filing of a Voluntary Petition seeking reorganization on January 16, 1996.

     "Claim" means any claim, as that term is defined in ss. 101(5) and shall include, without limitation, any claim of right to payment, liquidated, unliquidated, contingent, matured, unmatured, disputed or undisputed, legal, equitable, secured or unsecured.

     "Claims Bar Date" means June 3, 1996.

     "Class" means a group of claims or interests consisting of claims or interests which are substantially similar to each other, as set forth in the Plan.

     "Code" means the Bankruptcy Code as enacted by the Bankruptcy Reform Act of 1978, 11 U.S.C. ss. 101, et. seq., as presently effective.

     "Confirmation" means the entry of an order by the Bankruptcy Court confirming the Plan.

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     "Confirmation  Date" means the date on which the Bankruptcy Court enters an order confirming the Plan.

     "Confirmation Hearing" means the Court hearing under ss. 1128 of the Code wherein the Court shall consider Confirmation of this Plan. If the hearing is continued, Confirmation hearing shall refer to the date of the initial hearing set by Court Order.

     "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan of Reorganization pursuant to ss. 1129 of the Bankruptcy Code.

     "Contested Claim" means any Claim to which Debtor, or any other party in interest has or shall have interposed an objection to the allowance thereof and which objection has not been withdrawn or determined in a final court order.

     "Costs of Administration" mean those expenses provided for by ss. 503(b) of the Code, including without limitation, the fees and expenses as allowed of the professionals retained by orders of the Bankruptcy Court, any actual and necessary expense of preserving the Debtor's estate, and any actual and necessary expense of operating the business of the Debtor.

     "Court" means the United States Bankruptcy Court for the Southern District of Florida, or such other court as may hereafter have primary jurisdiction for this proceeding.

     "Creditor" means any entity that is a holder of a Claim against the Debtor, that arose before the Petition Date.

     "Debtor and Debtor-in-Possession" means Peaches Entertainment Corp., d/b/a Peaches.

     "Debtor's Advisors" means the attorneys, accountants and financial advisors retained by the Debtor in connection with the Chapter 11 proceedings.

         "Disclosure Statement" means the Disclosure Statement prepared pursuant to ss. 1125 which has been approved by the Court and which is distributed to holders of Claims and interests with this Plan.

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     "Disputed Claims" means a Claim as to which an objection is interposed,  as to amount, priority, security or otherwise.

     "Effective Date" means the first business day thirty (30) days after entry of the Final Order of Confirmation or if the Order of Confirmation is stayed or a motion for stay is pending in a court of competent jurisdiction, eleven (11) days following the denial or dissolution of such stay; provided, however, that the Debtor, in its sole discretion may elect to declare the Effective Date earlier notwithstanding the pendency of any such motion for stay.

     "Equity Holders" means the persons or entities owning stock in the Debtor.

     "Filing Date" means January 16, 1996, the date on which the Debtor filed its Petition for Relief under Chapter 11 of the Code commencing this Chapter 11 case.

     "Final Order" means an order or judgment of the Bankruptcy Court which has not been reversed, stayed, modified or amended and as to which the time to appeal or to seek certiorari or review has expired and as to which no appeal or petition for certiorari or review is pending or as to which any right to appeal or to seek certiorari or review has been waived.

     "Impairment" means treatment under the Plan in a manner such that the Plan alters the legal, equitable or contractual rights of the Claimant. Impairment has the same meaning as set forth in ss. 1124 of the Code.

     "Initial   Payment"   means  the  cash  to  be  paid  to  the  "Majors"  on
the"Effective Date."

     "Inventory Lien" means the lien to be granted to the Debtor's Majors securing the Major Loan Documents, including the "Allowed Claim Notes" and "Post-Confirmation Credit Notes."

     "Jackowitz Order" means an Order entered by the Bankruptcy Court on March 19, 1996 approving a Settlement Agreement regarding Debtor's rejection of Employment Agreement.

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

     "Major Loan Documents" means the "Allowed Claim Notes," the "Post-Confirmation Credit Agreements," "Post-Confirmation Credit Notes," "Security Agreements," and any other agreement relating to the extension of credit post-petition by the "Majors."

     "Majors" means the six major music distributors consisting of (i) BMG Distribution; (ii) Sony Music Entertainment, Inc.; (iii) UNI Distribution Corporation; (iv) Polygram Group Distribution; (v) Warner/Elektra/Atlantic Corp.; and (vi) EMI Music Distribution.

     "Notes"  means the  "Allowed  Claim  Notes" and  "Post-Confirmation  Credit
Notes."

     "Official Committee" means a seven-member committee of unsecured creditors appointed by the United States Trustee on January 18, 1996.

     "Official   Committee   Advisors"  means  the  attorneys  retained  by  the
Committee.

     "Plan of Reorganization" or "Plan" means this Plan of Reorganization, together with any modification thereto as may hereafter be filed by the Debtor.

     "Petition Date" means January 16, 1996, the date on which Debtor filed its Petition for Relief under Chapter 11 of the Code commencing this Chapter 11 case.

     "Post-Confirmation Credit" means credit extended to the Debtor by the Majors, inclusive of the post-petition secured financing.

     "Post-Confirmation Credit Agreements" means the agreement between the Debtor and each Major setting forth the maximum amount and terms of Post-Confirmation Credit each Major is willing to extend, which shall include the post-petition secured financing previously approved by Court Order.

     "Post-Confirmation Credit Notes" means promissory notes to be executed by the Debtor on the Effective Date in favor of the Majors to evidence the maximum amount of "Post-Confirmation Credit" each Major is willing to extend to the Debtor.

     "Pre-Petition Loan Documents" means all documents relating to loans made to the Debtor by secured and unsecured creditors.


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     "Priority  Claims"  means a Claim having  priority  over all other  Claims, except Allowed Administrative Expenses.

     "Reorganized  Debtor"  means  the  Debtor  upon  confirmation  of the Plan.

     "Shareholders" means URT and holders of publicly traded stock of the Debtor/Reorganized Debtor.

     "URT" means URT Industries, Inc., the majority shareholder of the Debtor. As used in the Plan, masculine pronouns shall be deemed to include the feminine and neuter, and all terms used in the singular shall be deemed to include the plural and vice versa.

     All references to statutory sections are to the Bankruptcy Code unless otherwise specified.

     All terms defined herein shall have the same meaning when used in the Disclosure Statement.

                                   ARTICLE II.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     The Claims of all creditors and shareholders against the Debtor shall be classified as follows:

          1. Group 1:    Allowed Administrative Expenses.
          2. Group 2:    Priority Tax Claims Under Section 507(a)(8).
          3. Class 1:    Allowed Secured Claim of Barnett Bank.
          4. Class 2:    Allowed Claims of Capital Bank.
          5. Class 3:    Allowed Claims of the Majors.
          6. Class 4:    Allowed Claims of Alliance.
          7. Class 5:    Allowed Claim of Jackowitz.
          8. Class 6:    Allowed Claim of Landlords.
          9. Class 7:    Allowed Non-Priority Unsecured and Convenience Claims.
          10.Class 8:    Equity Security Interests.


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                                  ARTICLE III.

               DESIGNATION AND TREATMENT OF ALL UNIMPAIRED CLAIMS, INTERESTS AND CLASSES WHOSE VOTES ARE NOT REQUIRED

     Group 1. Allowed Administrative Expenses. Administrative Claims are entitled to priority in payment pursuant to Section 503 and 507(a)(1) of the Bankruptcy Code. Certain Allowed Administrative Claims are not related to the administration of the Debtor's Chapter 11 case (such as trade and vendor claims), are incurred by the Debtor in the ordinary course of business and on ordinary business terms, and may be paid at such Debtor's option in accordance with such terms. As of the Effective Date, the Debtor estimates that Allowed Group 1 Claims for Court Appointed professionals and other Administrative Claimants should not exceed $255,000, net of any retainers previously paid. These Group 1 Claims will be paid in full, in cash, on the Effective Date, or upon such other terms as are agreeable to the parties. This category shall not include any payments relative to post-petition financing, secured or otherwise, or other trade/vendor obligations incurred in the ordinary course of business.

     Group 2. Priority Tax Claims under Section 507(a)(8). This Group consists of the Allowed Claim of the Florida Department of Revenue. The Claim will be paid after the Effective Date over a period not to exceed two (2) years from the Effective Date, in consecutive quarterly payments, with the first payment to be made thirty (30) days from the Effective Date, with eight percent (8%) simple interest per annum. Said Claim is estimated at $118,000 inclusive of the payments to be made on the Effective Date.

     Class 7: Allowed Non-Priority Unsecured and Convenience Claims. Class 7 Allowed Non-Priority Unsecured and Convenience Claims (exclusive of Claims in Classes 2, 3, 4, 5 or 6) shall receive the full amount1 of their Allowed Claims on the later of (i) the Effective Date, or (ii) the date

--------
1 The distribution will be paid from the following sources: 27% from the Debtor and 73% from a portion of the Effective Date Deficiency Advance from URT.

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on which its Claim is  allowed.  The  Debtor  estimates  claims in this Class of approximately $800,000. This Class does not include any insider claims.

     Class 8. Equity Security Interests. Existing equity security holders shall retain their interests in the Debtor/Reorganized Debtor.

                                   ARTICLE IV.

                          TREATMENT OF IMPAIRED CLAIMS
                      AND CLASSES WHOSE VOTES ARE REQUIRED

     Class 1: Allowed Secured Claim of Barnett Bank. The Debtor executed a Mortgage in favor of Barnett Bank on September 13, 1990, encumbering property located in Mobile, Alabama, securing a Promissory Note in the original principal sum of $715,500.00. The Promissory Note provided for interest at the Prime Rate announced from time to time by Barnett Bank, Inc., plus one-half percent (1/2%), not to exceed at any time a rate greater than twelve and one-half percent (12 1/2%) per annum. The Promissory Note provides for monthly payments of principal and interest through August 13, 1997, with a final balloon payment being due and payable in full on September 13, 1997. All payments made by the Debtor Post-Petition were applied in accordance with the terms of the Promissory Note. As of the Petition Date, the balance due under the Promissory Note and Mortgage amounted to $487,181. As of the Effective Date, the Promissory Note and Mortgage will be modified to provide for equal monthly payments of the principal balance in the same amount provided by the Note, together with interest at the rate provided in the Note, at the existing amortization schedule, on the existing monthly payment dates, through September 13, 2002. A balloon payment is due on September 13, 2002. In connection with the foregoing treatment, the Debtor shall pay Barnett Bank a one percent (1%) initiation fee on the then outstanding principal balance on the Effective Date, and shall also pay the reasonable legal fees and expenses incurred by Barnett Bank's counsel, pursuant to


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11 U.S.C.  ss. 506, upon  application  and court award to the extent  necessary.
Barnett Bank will retain its first priority mortgage on said real property until paid in full in accordance herewith.

     Class 2: Allowed Claims of Capital Bank. Capital Bank shall retain all of its rights, contingent claims and liens to the extent applicable, including, but not limited to, rights in and to that certain Certificate of Deposit No. 3401014, as such existed prior to the commencement of this Chapter 11 case, with respect to the following Letters of Credit: (i) Letter of Credit No. 4027 in the amount of $64,800.00 in favor of Mayhue's Super Liquor Stores, Inc.; and (ii) Letter of Credit No. 6075 in the amount of $150,000.00 in favor of Ticketmaster Florida, Inc. Capital Bank has agreed to accept the foregoing treatment and receive no distribution under the Plan, on the condition that both Letters of Credit remain undrawn as of the date of the hearing on confirmation. In the event, however, that a draw is presented against either or both of the Letters of Credit prior to the confirmation hearing, then unless relief from the automatic stay has previously been granted, Capital Bank shall be entitled at confirmation to relief from the stay in order to exercise its right of setoff against the aforementioned Certificate of Deposit in respect of the Letter(s) of Credit against which such draw(s) may be presented. In the event that any deficiency may remain following application of the Certificate of Deposit proceeds as aforesaid, Capital Bank shall receive on the Effective Date a distribution in the amount of 100% of such deficiency, plus accrued interest on its claim at the rate of two percent (2%) above the Prime Rate established by Capital Bank from the date(s) of the draw(s) through the Effective Date.

     Class 3: Allowed Claims of the Majors. The Class 3 Allowed Claim represents amounts owed by the Debtor to the Majors. The Debtor and each Major will determine the amount of such Major's pre-petition gross claims as of the Petition Date ("Allowed Claim") including any reclamation claims. Each Major will receive approximately seventy-four percent (74%)2 of its Allowed Claim

--------
2 This distribution will be paid from the following sources: 27% of the Initial Payment from the Debtor, and 73% of the Initial Payment from a portion of the Effective Date Deficiency Advance from URT (and Allowed Claim Notes Guarantee, to the extent applicable).


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(inclusive of payments as to any  reclamation  claims and  distributions  in the form of Section 546(g) returns) in cash on the Effective Date (the "Initial Payment"). Each Major will receive on the Effective Date a term note (the "Allowed Claim Notes") in the original principal amount of its Allowed Claim less the Initial Payment evidencing the obligation to pay the balance of its Allowed Claim calculated as of the Effective Date.

     The Allowed Claim Notes will bear interest at the Prime Rate as announced from time to time by Chase Manhattan Bank, N.A., computed on the basis of the actual days elapsed in a 360-day year. Principal will be payable in equal monthly installments of 1/24 of the annual principal payment for the first eleven (11) months of each year, and one installment of 13/24 of the annual principal payment on the twelfth (12th) month of each year, with the first payment being due and payable thirty (30) days after the Effective Date, and the final payment being due and payable twenty-four (24) months after the Effective Date. Accrued, but unpaid interest shall be payable annually in arrears and upon and to the extent attributable to any principal payments. Interest shall increase by two percent (2%) per annum upon the occurrence and during the continuance of an Event of Default under the Major Loan Documents.

     In addition, each Major will receive on the Effective Date a revolving Post-Confirmation Credit Note in the principal amount of the maximum amount of Post-Confirmation Credit such Major is willing to extend to Debtor under such Major's Post-Confirmation Credit Agreement, which shall include the post-petition secured financing (which shall regardless be extended beyond the Effective Date) previously approved by court order. The Major Loan Documents, including the Allowed Claim Notes and Post-Confirmation Credit Notes, will be secured by a perfected first lien upon and security interest in (the "Inventory Lien") all Inventory originally distributed by the respective Major to the


                                   - Page 10 -

Debtor which is sold to the Debtor (the "Inventory"); i.e., each Major shall have an Inventory Lien on the Inventory originally distributed by such Major.

     URT agrees that it will guarantee the payments under the Allowed Claim Notes as and when they come due (the "Allowed Claim Notes Guarantee"). URT agrees solely to guarantee the payments due under the Allowed Claim Notes, and not the Initial Payment to be made to the Majors or to Alliance, or any payments on the Post-Confirmation Credit Notes. URT's obligation and liability under its guarantee shall result solely from a payment default under the Allowed Claim Notes (whether due to failure to make a scheduled payment or failure to pay in full upon acceleration), and URT shall have no obligation or liability to any creditor, interest holder or other person as a result of any payment default relating to any obligation other than the Allowed Claim Notes. The Allowed Claim Notes shall provide that the Debtor may cure a default within fifteen (15) days of receipt of written notice of such default. If the Debtor defaults under any of the Allowed Claim Notes due to the breach of a payment provision, URT may cure such default by making such payment within fifteen (15) days of receipt of written notice of such default.

     The Debtor and Majors have entered into a certain Term Sheet dated July 30, 1996 (the "Term Sheet"), which references the conditions precedent, as to the Major Loan Documents and advances of credit under the Post-Confirmation Credit Notes, Representations and Warranties, Covenants and Events of Default, etc., which is incorporated herein and made a part hereof relative to the Majors (and Alliance) as if set forth in its entirety. A true and correct copy of the Term Sheet is attached hereto, and upon Confirmation controls to the extent of any ambiguities between the Plan and the Term Sheet.

     Class 4: Allowed Claim of Alliance. As its Initial Payment, Alliance will receive approximately 80%3 (inclusive of the payments with regard to any reclamation claims and distributions

--------
3 This distribution will be paid from the following sources: 27% of the Initial Payment from the Debtor, and 73% of the Initial Payment from a portion of the Effective Date Deficiency Advance from URT (and Allowed Claim Notes Guarantee, to the extent applicable).


                                   - Page 11 -
in the form of ss. 546(g) returns) of its pre-petition gross claim (as of the Petition Date) (i.e., Alliance's Allowed Claim) in cash on the Effective Date. The inventory to secure Alliance's Major Loan Documents shall be inventory sold to the Debtor (which is originally distributed by Alliance) that is not otherwise sold or distributed by any of the Majors (the "Alliance Inventory").

     Alliance shall receive an Allowed Claim Note in the original principal amount of its Allowed Claim less its Initial Payment evidencing the obligation to pay the balance of its Allowed Claim. calculated as of the Effective Date. In all other respects including its Allowed Claim Notes and Post-Confirmation Claim Note, Alliance shall be treated like the Majors under the Plan.

     Class 5: Allowed Claim of Jackowitz. By Order entered on March 18, 1996, the Bankruptcy Court granted Debtor's Motion to Reject the Amended and Restated Employment Agreement dated December 14, 1994 with David Jackowitz, and approved Debtor's Settlement Agreement with Mr. Jackowitz. The Settlement provides that Jackowitz' potential $900,000.00 claim would be reduced to $273,550.00, as full and final satisfaction, to be paid over a four-year period, commencing February 1996; and also granted Jackowitz an Administrative Claim of $9,000.00 payable in cash on the Confirmation Date. Jackowitz will receive distributions from the Debtor in accordance with the terms of said Order, and shall not receive any other distribution under the Plan.

     Class 6: Allowed Claims Regarding Leases. All Allowed Claims relating to leases will be paid thirty percent (30%) of their Allowed Claims in cash on the later of (i) the Effective Date, or (ii) the date on which its Claim is allowed, as full and final satisfaction of any and all obligations. This thirty percent (30%) dividend is in excess of the pro-rata distribution of the net funds of the Debtor available at Confirmation and resulting from available net profits generated from the first two (2) post-confirmation years of operations, exclusive of the earmarked URT Advances. The Debtor


                                   - Page 12 -
intends on contesting certain of the Claims filed in this Class, which when resolved, will ultimately equal the aggregate of approximately $1,000,000.

                                   ARTICLE V.

                                      TAXES

     With regard to all of the foregoing Groups and Claims, the Debtor/Reorganized Debtor may not be taxed under any law imposing a stamp tax or similar tax, with respect to the issuance, transfer or exchange of any security pursuant to this Plan, or the making or delivery of an instrument of transfer under this Plan, pursuant to 11 U.S.C. ss. 1146(c).

                                   ARTICLE VI.

                     EFFECTUATION AND IMPLEMENTATION OF PLAN

     URT, which owns eighty-seven percent (87%) of the Debtor's issued and outstanding Common Stock, has agreed to pay to the Debtor, on demand, up to $700,000.00 in cash on the Effective Date to fund certain payments due to creditors on the Effective Date. In addition, URT has agreed to guarantee payment in full of the "Allowed Claim Notes" in the event the Reorganized Debtor is unable to make such payments for any reason. As a result of the foregoing, and based on the Debtor's estimated cash position on the Effective Date and projections contained in the Disclosure Statement, the Debtor will be able to make all distributions under the Plan due on the Effective Date4, and otherwise, as set forth herein.

     If the Debtor is unable to fund fully the payments that are due and owing to creditors on the Effective Date of the Plan, and the amount of the deficiency (the "Deficiency") is not greater than

--------
4 Indeed, a portion of these proceeds are specifically earmarked and designated for certain distributions to be made under the Plan relative to Classes 3, 4 and 7, and Administrative Claims to the extent necessary.


                                   - Page 13 -

$700,000, then URT agrees that it shall advance to the Debtor cash equal to (but not in excess of) the Deficiency (the "Effective Date Deficiency Advance").

     Interest shall accrue on each and every advance made by URT on behalf of the Debtor (the "URT Advances") pursuant to the Allowed Claim Notes Guarantee and the Effective Date Deficiency Advance from the date that each URT Advance is made and at the same interest rate payable to the Majors under the Allowed Claim Notes.

     On each of the third, fourth, fifth and sixth anniversaries of the Effective Date of the Plan, the Debtor shall pay to URT, in cash, a sum equal to: (a) 25% of the principal amount of the total URT Advances, plus (b) all interest on the URT Advances that is accrued and unpaid as of such payment date, it being the intention of the Debtor and URT that the principal amount of all URT Advances, together with interest on the URT Advances at the rate set forth above, shall be paid in four equal, annual installments, with the final payment being made on the sixth anniversary of the Effective Date of the Plan. The URT Advances will be subordinated to all payments under the Post-Confirmation Credit Notes upon the Debtor's default on any Post-Confirmation Credit Note which remains uncured.

     Repayment of the URT Advances, as set forth above, shall be secured by: (a) a second lien on the Inventory and Alliance Inventory, (b) a first lien on all other assets and Inventory of the Debtor, and (c) a second mortgage on the real and personal property that is owned by the Debtor and that is presently the subject of a mortgage and security interest in favor of Barnett Bank.

     URT's agreement to make the Effective Date Deficiency Advance and to execute and deliver the Allowed Claim Notes Guarantee does not constitute, is not intended as, shall not be deemed, and shall not be asserted to be, an acknowledgment that URT has any obligation of any kind (except as specifically set forth in the Plan) to any holder of a claim against or interest in the Debtor. Notwithstanding the foregoing, URT's agreement to make the Effective Date Deficiency Advance and URT's Allowed Claim Notes Guarantee shall be valid and enforceable obligations of URT in accordance with, and following the occurrence of: (i) all conditions precedent under the Term Sheet,


                                   - Page 14 -
including Confirmation of the Debtor's Plan, and (ii) the full execution of all documents to be executed pursuant to the Term Sheet.

                                  ARTICLE VII.

                   OBJECTIONS TO CLAIMS AND AVOIDANCE ACTIONS

     The Debtor shall file objections to claims no later than as required by the Local Rules, except as otherwise ordered by the Court. To the extent that an objection to a Claim is filed and remains unresolved as of the Effective Date, distribution to such contested Claimant shall await Final Order on said objection. The Reorganized Debtor shall escrow the contested claim distribution until the allowed amount is finally disposed of. It is the Debtor's belief that any unresolved contested claims will not materially effect the Debtor's ability to confirm the Plan. Furthermore, the Debtor shall have forty-five (45) days after Confirmation Hearing to commence any avoidance actions pursuant to 11 U.S.C. ss.ss. 544, 547 and 548. The Debtor is not aware of any avoidance actions, including fraudulent transfers or preferential transfers and does not anticipate filing any such actions.

                                  ARTICLE VIII.

                         EXECUTORY CONTRACTS AND LEASES

     Pursuant to ss.ss. 365 and 1123 of the Bankruptcy Code, and subject to all existing Court Orders that may have been entered regarding particular executory contracts or leases, no later than Confirmation Hearing date the Debtor shall be deemed to have assumed all executory contracts and unexpired leases except to the extent that, prior to Confirmation Hearing date, the Debtor has moved to reject a particular executory contract or unexpired lease. If the Debtor is assuming a particular executory contract or unexpired lease which is in default, said default shall be cured by paying 1/12 of the outstanding amount due over a period of twelve (12) months, with the initial payment commencing thirty (30) days from the Effective Date.


                                   - Page 15 -

                                   ARTICLE IX.

             ADMINISTRATION OF PLAN AND POST-CONFIRMATION MANAGEMENT

     The management of the Reorganized Debtor will administer this Plan as part of its administration and management of the Reorganized Debtor. No fees or costs will be taxed to any distributions. All fees, costs and administrative expenses involved in implementing this Plan shall be paid by the Reorganized Debtor in connection with its continuing ownership and operation of its Business.

     The following persons serve as officers and directors of the Company and will continue to serve in the capacities indicated of the Reorganized Debtor:

           Allan Wolk:             Chairman of the Board and President/Director
           Brian Wolk:             Executive Vice President/Director
           Jason Wolk:             Executive Vice President/Director

     During the term of the Plan, the Reorganized Debtor's officers will receive compensation in the same amount that existed pre and post-petition with annual increases for the Vice-Presidents only, which shall not exceed eight percent (8%) per annum. That is, the President will receive compensation of $500,000 per annum, and the two Execute Vice-Presidents will receive compensation of $85,000 each, per annum.

                                   ARTICLE X.

                          TRANSMITTAL OF DISTRIBUTIONS

     Except as otherwise agreed to by the Reorganized Debtor and a particular Claimant, the holder of a particular Claim shall receive distributions by regular United States mail, postage pre-paid in an envelope addressed to such Claimant at the address shown in the Debtor's Schedules or if a different address is stated at the Claimant's Proof of Claim form duly filed, to such address. Property delivered in accordance with this paragraph will be deemed delivered to the Claimant regardless of whether such property is actually received by such Claimant.


                                   - Page 16 -

                                   ARTICLE XI.

                CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN

     Confirmation is conditioned upon meeting the statutory criteria of the Code regarding classification, voting, cram-down provisions, feasibility analysis and other matters as set forth more specifically in the Disclosure Statement submitted herewith and the Code, including the availability of funds on the Effective Date. The Debtor has no reason to believe that such statutory criteria or funding will not be met.

                                  ARTICLE XII.

             PROVISIONS TO INVOKE CRAM-DOWN PROCEEDINGS IF NECESSARY

     If all of the applicable requirements of ss. 1129(a) of the Code are met other than Paragraph 8 of said such section which requires that all impaired Classes accept the Plan, the Debtor will then seek confirmation pursuant to ss. 1129(b) of the Code. For the purposes of seeking Confirmation under the cram down provision of the Code, should that alternative means of Confirmation prove to be necessary, the Debtor reserves the right to modify or vary the terms of the Plan with regard to the Allowed Claims of any rejecting classes, so as to comply with the requirements of ss. 1129(b).

                                  ARTICLE XIII.

                                    DISCHARGE

     Except as otherwise provided in the Confirmation Order or in this Plan, upon the consummation of the Plan, the Debtor and the Reorganized Debtor shall be discharged, pursuant to ss. 1141 of the Code, from all Claims as well as all debts that arose before the Confirmation Date whether or not a Proof of Claim was filed or was deemed to have been filed under ss. 502 of the Code or the holder of such Claim has accepted the Plan. However, the Debtor's discharge does not, in any manner, adversely affect the fact that the Debtor, the Reorganized Debtor and all creditors are bound to comply with the payment terms of this Plan and the treatments set forth in Articles III. and IV.


                                   - Page 17 -

                                  ARTICLE XIV.

                           AMENDMENT AND MODIFICATION

     This Plan may be altered, amended or modified before or after Confirmation as provided by ss. 1127 of the Code. However, creditors and interested parties' rights shall not be adversely affected without appropriate notice.

                                   ARTICLE XV.

                                   REVOCATION

     The Debtor reserves the right to revoke and withdraw this Plan prior to Confirmation Hearing. If the Debtor does revoke or withdraw this Plan, then the Plan shall be deemed null and void and shall not prejudice the Debtor or any other person in any further proceedings herein.

                                  ARTICLE XVI.

                    VESTING OF PROPERTY IN REORGANIZED DEBTOR

     On the Effective Date of the Plan, title to all of the Debtor's assets and property shall pass to the Reorganized Debtor free and clear of all liens, claims and encumbrances subject only to the liens, claims and encumbrances as set forth by the terms of this Plan, and the Order confirming this Plan shall be a judicial determination of discharge of the Debtor's liabilities to the extent permitted by ss. 1141 of the Code.

                                  ARTICLE XVII.

                            MISCELLANEOUS PROVISIONS

     A. Substantial Consummation of Plan. For purposes of any future analysis regarding, inter alia appellate issues, modification of Plan, administration of the Plan and jurisdiction of the Court, this Plan shall be deemed substantially consummated upon the completion of payments required under the Plan to be made on the Effective Date.


                                   - Page 18 -

     B. Governing Law. Except to the extent that the Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by, construed and enforced in accordance with the laws of the United States of America and the State of Florida.

     C. Headings. The headings of the Articles, paragraphs and subparagraphs herein are inserted for convenience only and shall not affect the interpretation of the Plan.

     D. Successors and Assigns. This Plan and all of the provisions thereof shall be binding upon and inure to the benefit of the Debtor, the Reorganized Debtor all creditors and interested parties and their respective successors and assigns.

     E. Notices. Any notice, demand, claim or other communication under and pursuant to this Plan shall be in writing and shall be deemed to have been given upon personal delivery thereof or upon the fifth day following mail thereof if sent by regular United States mail as follows:

     If to the Reorganized Debtor:        PEACHES ENTERTAINMENT CORP.,
                                                 d/b/a PEACHES
                                     1180 East Hallandale Beach Boulevard
                                           Hallandale, Florida 33009
                                           Attention: Mr. Jason Wolk
                                           Executive Vice President

     with a copy to:                     PEACHES ENTERTAINMENT CORP.,
                                                 d/b/a PEACHES
                                     1180 East Hallandale Beach Boulevard
                                           Hallandale, Florida 33009
                                           Attention: Mr. Brian Wolk
                                           Executive Vice President

                                                      and

                                           ALAN J. PERLMAN, Esquire
                                      Schantz, Schatzman & Aaronson, P.A.
                                   Suite 1050, First Union Financial Center
                                         200 South Biscayne Boulevard
                                           Miami, Florida 33131-2394


                                   - Page 19 -

                                 ARTICLE XVIII.

                            RETENTION OF JURISDICTION

     The Bankruptcy Court shall retain jurisdiction of these proceedings pursuant to and for the purposes of ss. 105(a), ss. 1127 and any other pertinent sections of the Code for the following purposes, including, but not limited to:

          A. To consider any modification of the Plan under ss. 1127 of the Code;

          B. To determine any and all applications for allowance of compensation and/or reimbursement of expenses for periods prior to or after the Confirmation Date;

          C. To determine all controversies and disputes arising under or in connection with the Plan and all agreements referred to in the Plan;

          D. To determine all applications, adversary proceedings and litigated matters after the Effective Date of the Plan, specifically including, but not limited to matters in connection with, ss.ss. 365, 502, 506 and 1141 of the Code involving assumption and rejection of executory contracts, rejection Claims, objections to Claims and determinations relative to the secured and unsecured status of various creditors;

          E. To determine such other matters as may be provided for in the Confirmation Order or as may, from time to time, be authorized under the provisions of the Code or any applicable law;

          F. To determine any and all objections to the allowance of Claims;

          G. To determine any and all applications for approval of a settlement or settlements;

          H. To determine any and all applications for approval, modification and/or enforcement of prior Orders in connection herewith;

          I. To enforce any administrative provision of this Plan to the extent appropriate and the agreements in connection therewith;

          J. To correct any defect, cure any omission or reconcile any inconsistency in the Plan or Confirmation Orders as may be necessary to carry out the purposes of the Plan; and


                                   - Page 20 -

          K. To handle any other matter related to this case which the Court deems appropriate.

                                  ARTICLE XIX.

                                  SEVERABILITY

     If any provision in the Plan is determined to be unenforceable following the Confirmation Date, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Plan.

                                   ARTICLE XX.

                                   ENTIRE PLAN

     This document, and any and all attachments and any modifications thereto, shall constitute the entire Plan subject to Confirmation by the Court pursuant to ss. 1128 of the Code. Any further documentation which is not specifically designated as an amendment or modification other than an Order of the Court which, by its terms, modifies the terms hereof, and other than an agreement specifically permitted by this Plan, shall not be deemed a part of this Plan and neither the Debtor nor the Reorganized Debtor or any other parties in interest shall be bound by the provisions of same.

                                  ARTICLE XXI.

                                   CONCLUSION

     The aforesaid provisions shall constitute the Plan of Reorganization of PEACHES ENTERTAINMENT CORP, d/b/a PEACHES. This Plan, when approved and confirmed by the Court shall be deemed binding on the Debtor, the Reorganized Debtor and all creditors and all parties in interest and their successors and assigns in accordance with ss. 1141 of the Code.


                                   - Page 21 -

              Respectfully submitted this 22 day of October, 1996.

                          PEACHES ENTERTAINMENT CORP.,
                                  d/b/a PEACHES

                    By:             s/Jason Wolk
                       -----------------------------------------
                          JASON WOLK, Executive Vice President

                    By:             s/Brian Wolk
                       -----------------------------------------
                          BRIAN WOLK, Executive Vice President




                      SCHANTZ, SCHATZMAN &, AARONSON, P.A.
               Attorneys for Debtor, PEACHES ENTERTAINMENT CORP.,
                                  d/b/a PEACHES
                    Suite 1050, First Union Financial Center
                          200 South Biscayne Boulevard
                            Miami, Florida 33131-2394
                                 (305) 371-3100

                By:               s/Alan J. Perlman
                   ---------------------------------------------
                          ALAN J. PERLMAN, Esquire
                              Florida Bar No.: 0826006

                           PEACHES ENTERTAINMENT CORP.

                             PLAN OF REORGANIZATION

                                   TERM SHEET



This Term Sheet describes a consensual Plan of Reorganization (the "Plan") of Peaches Entertainment Corporation, Case No. 96-20153.


DEBTOR:             Peaches Entertainment Corp. ("Debtor").

LIMITED
GUARANTOR:          URT Industries, Inc., majority shareholder of the Debtor
                    ("URT").

SECURED LENDER:     Barnett Bank of Broward County, N.A. (the "Bank"), which is secured by a mortgage upon certain real property and a perfected security interest in certain personal property.

COMMITTEE:          The Official Committee of Unsecured Creditors (the
                    "Committee") which consists of (i) BMG Distribution;
                    (ii) Sony Music Entertainment, Inc.; (iii) UNI Distribution
                    Corporation; (iv) Polygram Group Distribution;
                    (v) Warner/Elektra/Atlantic Corp.; (v) EMI Music
                    Distribution; and (vii) Alliance Entertainment Corp.

TREATMENT OF        The Debtor, in its sole discretion, either shall:
SECURED LENDER:     (i) continue to make its mortgage payments to the Bank in a timely manner pursuant to the loan documents in effect on the petition date (the "Prepetition Loan Documents"); or
                    (ii) negotiate or obtain an amended note and mortgage with the Bank, and the Bank shall retain its first priority lien on the property known as 3821 Airport Blvd., Mobile, AL.

TREATMENT OF        Unless otherwise agreed to by an individual Administrative
ADMINISTRATIVE      Claimant, including all priority unsecured creditors, all
CLAIMANTS AND       Administrative Expenses shall be paid in full on the later
OTHER PRIORITY      of (i) the Effective Date (as such term will be defined in
UNSECURED           the Plan), (ii) the date such expenses are allowed by the
CREDITORS           Bankruptcy Court or (iii) the date otherwise agreed to by
(EXCEPT PRIORITY    such Administrative Claimant and the Debtor.
TAX CLAIMS):

TREATMENT OF        Priority tax claims may be paid out over a six year period,
PRIORITY TAX        or as otherwise structured by the Debtor

CLAIMS:

    Amount of       The Debtor and each Major will determine the amount of such
    Allowed Claim:  Major's prepetition gross claim as of the Petition Date
                    ("Allowed Claim"), including reclamation claims.


    InitialPayment: Each Major will receive approximately 74%(1)(inclusive of the payments with regard to any reclamation claims and distributions in the form of ss. 546(g)* returns) of its Allowed Claim in cash on the Effective Date (the "Initial Payment"). No provision of the Plan shall relieve the Detor or any creditor of its respective obligations to honor any ss. 546(g)* agreement to which it is a party and which the Bankruptcy Court has approved.)

   Amount of Notes: Each Major will receive on the Effective Date a term note
                    (the "Allowed Claim Notes") in the original principal amount of its Allowed Claim less the Initial Payment evidencing the obligation to pay the balance of its Allowed Claim calculated as to the Effective Date.

                    After negotiation with the Debtor on an individual basis, each Major will receive on the Effective Date a revolving credit note (the "Postconfirmation Credit Notes") in the principal amount of the maximum amount of Postconfirmation Credit such Major is willing to extend pursuant to such Major's Postconfirmation Credit Agreement, inclusive of the postpetition secured financing (which shall regardless be extended beyond the Effective Date). Other than as provided herein, the terms of the Postconfirmation Credit Notes shall be provided in each Major's Postconfirmation Credit Agreement. (The Allowed Claim Notes and the Postconfirmation Credit Notes are referred to herein collectively as the "Notes." The Notes, the security agreement by and among the Majors and the Debtor and any other loan document to which the Majors and the Debtor are parties are referred to herein as the "Major Loan Documents").

   Security:        The obligations of the Debtor under the Major Loan Documents will be secured by a perfected first lien upon and security interest in (the

--------

     (1)The distribution will be paid from the following sources: 27% of the Initial Payment from the Debtor and 73% of the Initial Payment from a portion of the Effective Date Deficiency Advance from URT (and Allowed Claim Notes Guarantee, to the extent applicable).

                    "Inventory Lien") all inventory originally distributed by the respective Majors which is sold to the Debtor (the "Inventory"), i.e., each Major shall have an inventory Lien on the Inventory originally distributed by such Major.

     Other Terms of
     the Allowed
     Claim Notes:

     Maturity:      The Allowed Claim Notes will mature twenty-four months from the Effective Date.

     Interest on the
     Notes:

     Rate: Prime rate computed based upon the actual days elapsed in a 360 day year as set by Chemical Bank, N.A.

     Default Rate:  Interest shall increase by 2% per annum upon the occurrence and during the continuance of an Event of Default under the Major Loan Documents.

     Payments:

                    o Accrued but unpaid interest shall be payable annually in arrears and upon and to the extent attributable to any principal payment.

                    o Principal shall be payable in equal monthly installment of 1/24 of the annual principal payment for the first eleven months of each year and in one installment of 13/24 of the annual principal payment on the twelfth month of each year, with the first payment due and payable 30 days after the Effective date and the final payment due and payable twenty-four months after the Effective Date.

Conditions            Execution of the Major Loan Documents Precedent to will
Major Loan            be subject to satisfaction of conditions precedent
Documents:            deemed appropriate by the Majors and Debtor, including,
                      without limitation, the following:


                      (i)     Entry of a Final Order confirming the Plan.

                      (ii) All documentation relating to the transactions contemplated hereby shall have been completed to the satisfaction of the Majors, Debtor, URT and their counsel;

                      (iii) All filings, deliveries and other actions necessary to perfect the lien of the Majors shall have occurred;

                      (iv) All governmental, shareholder and third party consents and approvals necessary or desirable in connection with the transactions contemplated hereby shall have been obtained and remain in full force and effect;

                      (v) No material adverse change shall have occurred in the financial condition, cash flows or operations of the Debtor since the Petition Date;

                      (vi) The Majors, Debtor and URT shall have received all other certificates, agreements and documents which they may reasonably request in connection with consummation of the transactions contemplated hereby;

                      (vii) URT shall have provided all additional funding required for distributions on the Effective Date, if any, to consummate the Plan;

                      (viii) No default by the Debtor or by URT under any existing material agreements shall occur as a result of consummation of the transactions contemplated hereby, unless otherwise permitted under the Plan.

Conditions to         (i)     Absence of continuing event of default or event
Subsequent                    that, with the giving of notice to or by any party
Advances of                   or the lapse of time, would become an event of
Credit under the              default;
Postconfirmation
Credit Notes:         (ii)    Accuracy of representations and warranties;

                      (iii) No material adverse change shall have occurred in the financial condition, cash flows or operations of the Debtor since March 30, 1996 (in process);

                      (iv) No default by the Debtor (exclusive of the Chapter 11 proceeding) under any existing material agreements shall exist or occur as a result of such subsequent advance.

Representations     Those representations and warranties customarily found in
And Warranties:     credit agreements for similar financings and such additional representations and warranties determined by the Majors to be appropriate in the context of the proposed Major Loan
                    Documents, all of which shall be agreed upon by the parties.


Covenants:          Those covenants customarily found in credit agreements for similar financings and such additional covenants determined by the Majors and agreed to by the Debtor to be appropriate in the context of the proposed Major Loan Documents.

Events of
Default: Those events of default customarily found in credit agreements for additional events of default determined by the Majors and the Debtor to be appropriate in the context of the proposed Major Loan Documents, including, without limitation, non-payment of debt service, all of which shall be agreed upon by the parties; failure to comply with such Major's Postconfirmation Credit Agreement; and other events as may be agreed upon.


TREATMENT OF        As its Initial Payment, Alliance will receive approximately
ALLIANCE            80% (inclusive of the payments with regard to any
ENTERTAINMENT       reclamation claims and distributions in the form of
                    ss.546(g)* returns) of its prepetition gross claim (as of the Petition Date) (i.e., Alliance's Allowed Claim) in cash on the Effective Date. The inventory to secure Alliance's
                    Major Loan Document shall be inventory sold to the Debtor
                    (which is originally distributed by Alliance) that is not otherwise sold or distributed by any of the Majors (the
                    "Alliance Inventory").

                    Alliance shall receive an Allowed Claim Note in the original principal amount of its Allowed Claim less its Initial Payment evidencing the obligation to pay the balance of its Allowed Claim calculated as of the Effective Date. In all other respects, including its Allowed Claim Note and Postconfirmation Claim Note, Alliance shall be treated like the Majors under the Plan.

TREATMENT OF        Mr. Jackowitz' Allowed Claim shall be satisfied pursuant to
DAVID JACKOWITZ:    the Order Approving Settlement Regarding Debtor's Rejection
                    of Employment Agreement and Creditor's Motion to Compel
                    Payment Regarding Same, entered by the Bankruptcy Court on or about March 19, 1996 (the "Jackowitz Order").

TREATMENT OF         Each claim related to a lease shall receive under the Plan
LEASE CLAIMS:        27% of its Allowed Claim in three equal annual installments over a period of two consecutive years, with the initial distribution commencing on the later of (i) the Effective date or (ii) the date on which its claim is allowed.

TREATMENT OF ALL    All other unsecured non-priority creditors shall each
OTHER UNSECURED,    receive the full amount(2) of their Allowed Claims on the
NON-PRIORITY        later of (i) the Effective Date or (ii) the date on which
CREDITORS:          its Claim is Allowed.

TREATMENT OF        The Equity Holders shall retain their Interests in the
EQUITY HOLDERS:     Debtor/Reorganized Debtor.

LIMITED
GUARANTOR'S
CONTRIBUTION:

   Allowed Claim    URT agrees that it will guarantee payment under the Allowed
   Notes Guarantee  Claim Notes as and when they come due (the "Allowed Claim
                    Notes Guarantee").

                    URT agrees solely to guarantee the payment due under the Allowed Claim Notes, and not the Initial Payment to be made to the Majors or to Alliance, or any payments on the Postconfirmation Credit Notes. URT's obligation and liability under its guarantee shall result solely from a payment default under the Allowed Claim Notes (whether due to failure to make a scheduled payment or failure to pay in full upon acceleration), and URT shall have no obligation or liability to any creditor, interest holder or other person as a result of any payment default relating to any obligation other than the Allowed Claim Notes. The Allowed Claim Notes shall provide that the Debtor may cure a default within 15 days of receipt of written notice of such default. If the Debtor defaults under any of the Allowed Claim Notes due to the breach of a payment provision, URT may cure such default by making such payment within 15 days of receipt of written notice of such default.

--------
     (2) The distribution will be paid from the following sources: 27% from the Debtor and 73% from a portion of the Effective Date Deficiency Advance from URT.

   Effective Date   If the Debtor is unable to fund fully the payments that are
   Deficiency       due and owing to creditors on the Effective Date of the
   Advance:         Plan, and the amount of the deficiency (the "Deficiency") is not greater than $700,000, then URT agrees that it shall advance to the Debtor cash equal to (but not in excess of) the Deficiency (the "Effective Date Deficiency Advance").


                    Interest shall accrue on each and every advance made by URT on behalf of the Debtor (the "URT Advances") pursuant to the Allowed Claim Notes Guarantee and the Effective Date Deficiency Advance from the date that each URT Advance is made and at the same interest rate payable to the Majors under the Allowed Claim Notes.

   Repayment of     On each of the third, fourth, fifth and sixth anniversaries
   Advances Made    of the Effective Date of the Plan, the Debtor shall pay to by URT Pursuant  URT, in cash, a sum equal to: (a) 25% of the principal
   to the Allowed   amount of the total URT Advances, plus (b) all interest on
   Claim Notes      the URT Advances that is accrued and unpaid as of such
   Guarantee and    payment date, it being the intention of the Debtor and URT
   the Effective    that the principal amount of all URT Advances, together with
   Date Deficiency  interest on the URT Advances at the rate set forth above,
   Advance:         shall be paid in four equal, annual installments, with the final payment being made on the sixth anniversary of the Effective Date of the Plan. The URT Advances will be subordinated to all payments under the Postconfirmation
                    Credit Notes upon the Debtor's default on any Postconfirmation Credit Note which remains uncured.

                    Repayment of the URT Advances, as set forth above, shall be secured by: (a) a second lien on the Inventory and the Alliance Inventory, (b) a first lien on all other assets and inventory of the Debtor, and (c) a second mortgage on the real and personal property that is owned by the Debtor and that is presently the subject of a mortgage and security interest in favor of Barnett Bank.

                    URT takes the position that (i) it has no obligation to satisfy the Debtor's prepetition creditors' claims and
                    (ii) it has entered into the Term Sheet voluntarily to assist the Debtor in its reorganization efforts. URT's agreement to make the Effective Date Deficiency Advances and to execute and deliver the Allowed Claim Notes Guarantee does not constitute, is not intended as, shall not be deemed, and shall not be asserted to be, an acknowledgment that URT has any obligation of any kind (except as specifically set forth in this Term Sheet) to any holder of a claim against or interest in the Debtor. Notwithstanding the foregoing, URT's agreement to make the Effective Date Deficiency Advance and URT's Allowed Claim Notes

                    Guarantee shall be valid and enforceable obligations of URT in accordance with, and following the occurrence of: (i) all conditions precedent under this Term Sheet and (ii) the full execution of all documents to be executed pursuant to this Term Sheet.

TREATMENT OF        Any leases which are the subject of a pending motion to
LEASES:             assume with the consent of the Committee which consent is
                    hereby given.

MANAGEMENT:         The Committee consents to the continuation of the current
                    management at current levels of compensation.

GOVERNING LAW:      State of Florida.

COUNTERPARTS:       This Term Sheet may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature hereto were upon the same instrument.

DEFINITIONS:        The following terms shall be defined in the Plan:

                    Administrative Claimant
                    Administrative Expense
                    Alliance Entertainment Corp.
                    Allowed Claim
                    Allowed Claim Notes
                    Bank
                    Bankruptcy Code
                    Bankruptcy Court
                    Bankruptcy Rules
                    Chapter 11 Case
                    Claims Bar Date
                    Confirmation Date
                    Confirmation Hearing
                    Confirmation Order
                    Debtor in Possession
                    Debtors' Advisors
                    Effective Date
                    Equity Holders
                    Final Order
                    Initial Payment
                    Inventory Lien
                    Jackowitz Order

                    Major Loan Documents (the Allowed Claim Notes, the
                       Postconfirmation Credit Agreements and any other
                    document related to the Majors' extension of credit postpetition)
                    Majors
                    Notes (the Allowed Claim Notes and the Postconfirmation
                       Credit Notes)
                    Official Committee
                    Official Committee Advisors
                    Petition Date
                    Priority Claims
                    Postconfirmation Credit
                    Postconfirmation Credit Agreements
                    Postconfirmation Credit Notes
                    Prepetition Loan Documents
                    URT



DEBTOR'S            Nothing herein, including the execution hereof, shall waive,
EXCLUSIVE PERIOD:   alter or in any manner prejudice the Debtor's exclusive
                    right to file a Plan of Reorganization and to solicit acceptance in connection therewith.




Accepted and agreed to by
Peaches Entertainment Corp.



By: /s/Brian Wolk                                         By: /s/Jason Wolk
    ---------------------                                    ------------------
Name:  Brian Wolk                                         Name:  Jason Wolk
Title: Vice President                                     Title: Vice President
Dated: July 30, 1996                                      Dated: July 31, 1996

Accepted and agreed to by URT Industries, Inc.


By:  /s/Allan Wolk
     ---------------------
Name:  Allan Wolk
Title: President
Dated: July 30, 1996


Accepted and agreed to by the
Official Committee of Unsecured Creditors


By: /s/ Carl A. Schoock
    ---------------------
Name:  Carl A. Schoock
Title: Chairman
Dated: July 30, 1996